UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported): February 16, 2024

KINNATE BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39743	82-4566526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address Not Applicable[1]	Zip Code Not Applicable[1]
(Address of principal executive offices)	(Zip Code)

(858) 299-4699
(Registrant’s telephone number, including area code)

103 Montgomery Street, Suite 150 The Presidio of San Francisco San Francisco, CA 94129 (Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KNTE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 Kinnate Biopharma Inc. (the “Registrant”) terminated its lease agreements for office space. Accordingly, the Registrant does not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to the Registrant’s principal executive offices may be directed to the Registrant’s agent for service of process at The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 16, 2024, Kinnate Biopharma Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with XOMA Corporation, a Delaware corporation (“XOMA”), and XRA 1 Corp., a Delaware corporation and a wholly-owned subsidiary of XOMA (“Merger Sub”). The Merger Agreement provides for, among other things: (i) the acquisition of all of the Company’s outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), by XOMA through a cash tender offer (the “Offer”) by Merger Sub, for a price per share of the Common Stock of (A) $2.3352 (the “Base Price Per Share”), plus (B) an additional amount of cash of up to $0.2527 per share of Common Stock (such amount as finally determined in accordance with the Merger Agreement, the “Additional Price Per Share,” and together with the Base Price Per Share, the “Cash Amount”), plus (C) one contingent value right (“CVR”) (such amount being the “CVR Amount,” and the Cash Amount plus the CVR Amount, collectively being the “Offer Price”); and (ii) the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger.

A special committee of disinterested and independent members of the Company’s Board of Directors (the “Board”), and all disinterested and independent members of the Board, have unanimously (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement and the CVR Agreement (as defined below) (collectively, the “Transactions”) are fair to and in the best interest of the Company and its stockholders, (ii) approved and declared advisable the Merger and the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, (iii) resolved that the Merger Agreement and the Merger shall be governed by and effected under Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and that the Merger shall be consummated as soon as practicable following the Offer Closing Time (as defined in the Merger Agreement), and (iv) recommended that the Company’s stockholders accept the Offer and tender their shares of Common Stock pursuant to the Offer. Under the Merger Agreement, XOMA is required to commence the Offer as promptly as practicable, and in any event no later than 10 business days after the date of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, as of immediately prior to the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of Common Stock, (i) each outstanding share of Common Stock, other than any shares of Common Stock held in the treasury of the Company, or by any stockholders of the Company who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Offer Price; (ii) the vesting for each option to purchase shares of Common Stock from the Company (“Company Stock Options,” and each a “Company Stock Option”) shall be accelerated and (A) each Company Stock Option that has an exercise price per share that is less than the Cash Amount (each, an “In-the-Money Option”) that is then outstanding will be cancelled and, in exchange therefore, the holder of such cancelled In-the-Money Option will be entitled to receive in consideration of the cancellation of such In-the-Money Option, (1) an amount in cash, without any interest thereon, less any applicable tax withholding, equal to the product obtained by multiplying (x) the excess of the Cash Amount over the exercise price per share of Common Stock underlying such In-the-Money Option by (y) the number of shares of Common Stock underlying such In-the-Money Option as of immediately prior to the Effective Time and (2) one CVR for each share of Common Stock underlying such In-the-Money Option and (B) each Company Stock Option that has an exercise price per share that is equal to or greater than the Cash Amount (each, an “Out-of-the-Money Option”) that is then outstanding will be cancelled and, in exchange therefore, the holder of such cancelled Out-of-the-Money Option will be entitled to receive in consideration of the cancellation of such Out-of-the-Money Option one CVR for each share of the Common Stock underlying such Out-of-the-Money Option; provided that each such CVR will provide for payment only after amounts otherwise payable under such CVR exceed a threshold equal to the excess of the exercise price per share of the Common Stock underlying such Out-of-the-Money Option over the Cash Amount; and (iii) the vesting for each restricted stock unit of the Company (“Company Restricted Stock Units,” and each a “Company Restricted Stock Unit”) shall be accelerated and each Company Restricted Stock Unit that is then outstanding will be cancelled and, in exchange therefore, the holder of such cancelled Company Restricted Stock Unit will be entitled to receive in consideration of the cancellation of such Company Restricted Stock Unit (A) an amount in cash without interest, less any applicable tax withholding, equal to the Cash Amount and (B) one CVR.

Merger Sub’s obligation to accept shares of Common Stock tendered in the Offer is subject to conditions, including: (i) that the number of shares of Common Stock validly tendered (and not properly withdrawn) prior to the expiration of the Offer equals at least one share more than 50% of all shares of Common Stock then issued and outstanding as of the expiration of the Offer; (ii) the absence of any Legal Restraint (as defined in the Merger Agreement) in effect preventing or prohibiting the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or the CVR Agreement; (iii) the accuracy of the representations and warranties made by the Company in the Merger Agreement, subject to specified materiality qualifications; (iv) compliance by the Company with its covenants under the Merger Agreement in all material respects; and (v) the Closing Net Cash (as defined in the Merger Agreement) shall be no less than approximately $120.0 million. The obligations of XOMA and Merger Sub to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of XOMA, pursuant to the procedure provided for under Section 251(h) of the DGCL, without any additional Company stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by Merger Sub of shares of Common Stock validly tendered and not withdrawn in the Offer.

The Merger Agreement contains representations and warranties from both the Company, on the one hand, and XOMA and Merger Sub, on the other hand, customary for a transaction of this nature. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between the date of the Merger Agreement and the closing of the Merger.

The Merger Agreement contains customary termination rights for both XOMA and Merger Sub, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before June 16, 2024. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, including in connection with the Company’s entry into an agreement with respect to a superior proposal, the Company will be required to pay XOMA a termination fee of approximately $3.5 million. If XOMA terminates the Merger Agreement due to the Company having Closing Net Cash of less than $120.0 million, the Company will be required to pay to XOMA an expense reimbursement fee up to a maximum amount of $1.25 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, XOMA, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and XOMA and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and XOMA and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, XOMA, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Contingent Value Rights Agreement

At or prior to the time at which Merger Sub first irrevocably accepts for purchase the shares of Common Stock tendered in the Offer, XOMA and Merger Sub expect to enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent and a representative, agent and attorney in-fact of the holders of CVRs. Each CVR will represent a contractual right to receive contingent cash payments equal to (i) 100% of the Net Proceeds (as defined in the CVR Agreement), if any, from any sale, transfer, license or other disposition (each, a “Disposition”) by the Company, of all or any part of the rights, intellectual property and other assets related to (A) Exarafenib (as defined below) and/or (B) any other pan-RAF inhibitor entered into prior to the Offer Closing Time and (ii) 85% of the Net Proceeds, if any, from any Disposition by XOMA or any of its affiliates, including the Company after the Merger, of all or any part of the CVR Products entered into following the Offer Closing Time (collectively, the “CVR Proceeds”). Pursuant to the CVR Agreement, “CVR Products” means, collectively, (a) exarafenib, an inhibitor for the treatment of patients with lung cancer, melanoma and other solid tumors (“Exarafenib”), (b) the Company’s product candidate known as KIN-3248, an inhibitor for the treatment of patients with intrahepatic cholangiocarcinoma, (c) the Company’s product candidate known as KIN-8741, an inhibitor with broad mutational coverage across a variety of solid tumors in which c-MET is overexpressed, (d) any product or product candidate contained in, arising from or related to the foregoing programs or (e) any other research program active at the Company as of the Effective Time. In the event that no CVR Proceeds are achieved prior to the closing of the Merger or within the period beginning on the Effective Time and ending one year following the date of the closing of the Merger (the “Disposition Period”), holders of the CVRs will not receive any payment pursuant to the CVR Agreement. During the Disposition Period, Merger Sub shall, and shall cause its subsidiaries, licensees and rights transferees to, use commercially reasonable efforts to enter into one or more agreements for a Disposition as promptly as practicable following the Effective Time.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the United States Securities and Exchange Commission (the “SEC”). The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in XOMA, any constituent corporation party to the Merger or any of their respective affiliates. No interest will accrue on any amounts payable on the CVRs to any holders.

The form of the CVR Agreement is included herein as Exhibit C to Exhibit 2.1 attached hereto and is incorporated herein by reference. The foregoing description of the CVR Agreement is qualified in its entirety by reference to the full text thereof.

Support Agreements

In connection with the execution of the Merger Agreement, XOMA and Merger Sub entered into support agreements (the “Support Agreements”) with the Company’s officers and directors and certain of the Company’s stockholders. The Support Agreements provide that, among other things, those parties irrevocably tender the shares of Common Stock held by them in the Offer, upon the terms and subject to the conditions of such agreements. The shares of Common Stock subject to the Support Agreements comprise approximately 46% of the outstanding shares of Common Stock. The Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement or if the Board votes to approve a superior proposal.

The form of the Support Agreement is included herein as Exhibit D to Exhibit 2.1 attached hereto and is incorporated herein by reference. The foregoing description of the Support Agreements is qualified in its entirety by reference to the full text thereof.

Item 7.01	Regulation FD Disclosure.

On February 16, 2024, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Additional Information and Where to Find It

The Offer described in this Current Report on Form 8-K has not yet commenced, and this Current Report on Form 8-K is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by XOMA and its acquisition subsidiary, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Company. The Offer to purchase the outstanding shares of Common Stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “SEC Filings” subsection of the “Financial Information” section of the Company’s website at https://investors.kinnate.com/.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s beliefs and expectations and statements about the Offer, the Merger and the other Transactions, including the timing of and closing conditions to the Transactions; the potential effects of the proposed Transactions on the Company; and the potential payment of proceeds to the Company’s stockholders, if any, pursuant to the CVR Agreement. These statements may be identified by their use of forward-looking terminology including, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” and “would,” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that various closing conditions set forth in the Merger Agreement may not be satisfied or waived, including uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the Company’s ability to retain key personnel; the risk that the Transactions may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock; significant costs associated with the proposed Transactions; the risk that any stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; the risk that activities related to the CVR Agreement may not result in any value to the Company’s stockholders; and other risks and uncertainties discussed in the Company’s most recent annual and quarterly reports filed with the SEC as well as in the Company’s subsequent filings with the SEC. As a result of such risks and uncertainties, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. There can be no assurance that the proposed Transactions will in fact be consummated. The Company cautions investors not to unduly rely on any forward-looking statements.

The forward-looking statements contained in Current Report on Form 8-K are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

No.	Description of Exhibit

2.1+	Agreement and Plan of Merger, dated February 16, 2024, by and among XOMA Corporation, XRA 1 Corp. and Kinnate Biopharma Inc.
99.1	Press Release of Kinnate Biopharma Inc., dated February 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Certain schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and annexes upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINNATE BIOPHARMA Inc.

Date: February 16, 2024	By:	/s/ Nima Farzan
Nima Farzan
Chief Executive Officer and President